                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                     ANCHORAGE CAPITAL HOLDINGS III, L.L.C.

     This Limited Liability Company Agreement (the "AGREEMENT") of ANCHORAGE CAPITAL HOLDINGS III, L.L.C., is entered into by the Persons (as defined herein) named as Members on ANNEX A hereto, as the sole members (the "MEMBERS"), and the Manager (as defined herein), as of the 24th day of January, 2006.

     The Members hereby form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, ET SEQ.), as amended from time to time (the "ACT"), pursuant to this Agreement and the Certificate of Formation which has been filed with the Secretary of State of the State of Delaware in connection with the execution of this Agreement, and hereby agrees as follows:

1.   NAME.

     (a) The name of the limited liability company is ANCHORAGE CAPITAL HOLDINGS III, L.L.C. (the "LLC"). The business of the LLC may be conducted under any other name deemed necessary or desirable by the Manager.

     (b) The Members hereby agree to form the LLC as a limited liability company pursuant to the provisions of the Act and of this Agreement. The rights, duties and liabilities of the Members and the Manager shall be as provided in the Act for members and managers except as provided herein.

2. PURPOSE. The LLC is formed for the purpose of holding, owning, acquiring, disposing and voting of shares of common stock of Red Envelope, Inc. ("REDE"). The LLC shall have the power to engage in any lawful act or activity for which limited liability companies may be formed under the Act necessary or incidental to the foregoing.

3. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

4. PRINCIPAL OFFICE. The principal office address of the LLC shall be c/o Anchorage Advisors, L.L.C., 610 Broadway, 6th Floor, New York, NY 10012, c/o Anne-Marie Kim and Anthony Davis, or such other place as the Manager may determine from time to time.

5. MEMBERS. The LLC shall initially have one Class A Member and one Class B Member (collectively, the "MEMBERS"). The names, mailing addresses, classification as a Class A or Class B Member, initial capital contribution to the LLC and initial percentage interest of each initial Member are set forth on ANNEX A hereto. The Members are hereby admitted as the sole members of the LLC and agree to be bound by the terms of this Agreement. The Members shall have the membership interest in the LLC and the respective other rights, powers, duties and obligations provided herein.

6. NON-EXCLUSIVITY. Each Member, and any individual, partnership, corporation, limited liability company, trust, or other legal entity (each, a "PERSON") who has an interest in a Member, is free to pursue other activities, including activities which are competitive with the LLC, without limitation. All shares of common stock of REDE acquired by the Class A Member or its affiliates from and after the date hereof and until August 31, 2007, shall be contributed by the Class A Member or such affiliates to the LLC as capital to the LLC; provided, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, in no event shall the Class A Member or any of its affiliates have any obligation hereunder to contribute shares of common stock or any other securities of REDE to the LLC from and after September 1, 2007.

7.   MANAGEMENT.

     (a) In accordance with Section 18-402 of the Act, the Members hereby appoint Mr. Anthony Davis, as the manager of the LLC (the "MANAGER") and the Manager hereby accepts such appointment and agrees to be bound by the provisions of this Agreement. Except as otherwise expressly provided in this Agreement, the Manager shall have complete and exclusive discretion to manage and control the business and affairs of the LLC, to make all decisions affecting the business and affairs of the LLC and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the LLC; and the Manager shall be authorized to act on behalf of and to bind the LLC in all respects, without any further consent, vote or approval of the Members, and the Manager's powers shall include, without limitation, the authority to negotiate, complete, execute, deliver and perform any and all agreements, deeds, instruments, receipts, certificates and other documents on behalf of the LLC, and to take all such other actions on behalf of the LLC as the Manager may consider necessary or advisable in connection with the management of the LLC. In the event of the death, disability, resignation or removal of the Manager, a successor shall be promptly appointed by the Class A Member to serve as Manager.

     (b) Without limitation of the authority granted pursuant to SECTION 7(A) above, the Manager shall have full power and authority, without the necessity of obtaining the approval of any of the Members, and at the expense of the LLC, to

          (i) dispose of any and all of the shares of common stock of REDE held by the LLC; and

          (ii) acquire additional shares of common stock of REDE to be held by the LLC;

PROVIDED, HOWEVER, that so long as the LLC holds any shares of common stock of REDE, any and all decisions with respect to the voting (or actions taken by written consent of the stockholders of REDE) by the LLC of such shares of common stock of REDE shall be made by the Class B Member; PROVIDED, FURTHER, that it is acknowledged that the Class B Member shall not have the right to vote (or take any actions by written consent of the stockholders of REDE) any shares of common stock of REDE held by the LLC without the prior written consent of the Class A

Member if the actions proposed to be taken by REDE would violate, conflict or be inconsistent with (i) applicable law or regulation; (ii) any of the constituent documents of the Class A Member or any of its affiliates or (iii) the fiduciary duties and obligations of the Class A Member and its affiliates to their respective investors.

     (c) Any Manager appointed pursuant to SECTION 7(A) may resign at any time upon written notice to the Members, and may not be removed except with the prior written consent of the Class A Member.

     (d) The Members agree that all determinations, decisions and actions made or taken by the Manager in accordance with this Agreement shall be conclusive and absolutely binding upon the LLC, the Members and their respective successors, assigns and personal representatives.

     (e) The LLC shall promptly reimburse the Manager for his reasonable out-of-pocket expenses incurred in connection with managing the operations of the LLC. The LLC shall promptly reimburse the Class B Member for his reasonable out-of-pocket expenses incurred by him in connection with his status as a Class B Member; provided, HOWEVER, that prior to such reimbursement, the Class B Member shall deliver detailed documentation reasonably acceptable to the Manager evidencing the incurrence of such expenses; and PROVIDED, FURTHER, the LLC shall not have any obligation to reimburse the Class B Member for any such expenses in excess of $100,000.

     (f) RELIANCE. Persons dealing with the LLC are entitled to rely conclusively upon the power and authority of the Manager as herein set forth. The Manager shall in the performance of his duties with respect to the LLC, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the LLC, upon an opinion of counsel, or upon reports made to the LLC by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by Manager or officers of the LLC.

     (g) EXCULPATION. Except as prohibited by law, the Manager shall not be liable, responsible or accountable, whether directly or indirectly, in contract, tort or otherwise, to the LLC or to any other Member or any affiliate thereof for any losses, claims, damages, liabilities or expenses asserted against, suffered or incurred by him arising out of, relating to or in connection with any action taken or omitted by the Manager in good faith and in a manner reasonably believed by the Manager to be in or not opposed to the best interests of the LLC, including, without limitation, in connection with the management or conduct of the business of the LLC or any other person or entity in which the LLC has or had made an investment (debt or equity) or otherwise has or had an interest. To the fullest extent permitted by law, no member or manager of the LLC shall have any personal liability to the LLC or its members for damages for breach of any duty as a member or manager; PROVIDED, HOWEVER, that the foregoing provision shall not eliminate the liability of a member or manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the member or manager derived an improper personal benefit.

     (h) LIMITATIONS ON MANAGER'S AUTHORITY. Notwithstanding anything in this Agreement to the contrary, the following actions shall require the prior written approval of all of the Members of the LLC, provided that such approval shall not be unreasonably withheld:

          (1) making any amendment to this Agreement that adversely affects the rights of the Members; and

          (2)  taking any act in contravention of this Agreement.

8. CAPITAL CONTRIBUTIONS. The Members have made a contribution to the capital of the LLC in the amount set forth on ANNEX A hereto. The Members shall have no obligation to make any additional capital contributions to the LLC; provided, however, that subject to Section 6 hereof, all shares of common stock of REDE acquired by the Class A Member or its affiliates from and after the date hereof and until August 31, 2007, shall be contributed by the Class A Member or such affiliates to the LLC as capital to the LLC.

9.   ADDITIONAL CONTRIBUTIONS.

     (a) The Members may make such additional capital contributions to the LLC as the Members unanimously determine in their discretion may deem necessary or advisable in connection with the business of the LLC.

     (b) The provisions of SECTION 8 and this SECTION 9 are intended solely to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the LLC other than the Members (and no such creditor of the LLC other than the Members shall be a third party beneficiary of this Agreement). The Members shall not have a duty or obligation to any creditor of the LLC to make any contribution to the LLC.

10. CAPITAL ACCOUNTS. The LLC shall maintain for each Member a capital account in accordance with this SECTION 10 and in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). A Member's capital account shall have an initial balance equal to the amount of cash and the fair market value of any property constituting such Member's initial contribution to the capital of the LLC. A Member's capital account shall be increased by the sum of (a) the amount of cash and the fair market value of any property constituting additional contributions by such Member to the capital of the LLC, plus (b) any profits allocated to such Member's capital account pursuant to SECTION 11. A Member's capital account shall be reduced by the sum of (a) the amount of cash and the fair market value of any property distributed by the LLC to such Member, plus (b) any losses allocated to such Member's capital account pursuant to SECTION 11.

11. ALLOCATIONS. Profits and losses of the LLC for any period shall be allocated among the Members as necessary to cause the capital account (as determined pursuant to SECTION 10) of each of the Members (determined after making such allocations) to equal the sum of (1) the amount that was distributed or will be distributed to such Member for such period pursuant to SECTION 12(B), and (2) the amount that would be distributed to such Member pursuant to SECTION 16 if the LLC (i) sold all of its assets remaining at the close of such period for an amount of cash equal to their respective book values and (ii) dissolved and distributed the proceeds therefrom and its reserves, if any, net of debt repayments, to the Members. For this purpose, each Member's capital account will be deemed to be increased by such Member's share of "partnership minimum gain" and "partner nonrecourse debt minimum gain," if any, as determined under applicable Treasury Regulations that is remaining at the close of such period. Solely for federal income tax purposes, any necessary allocations shall be made to comply with the principals of Internal Revenue Code Section 704(c) and the Treasury Regulations relating thereto.

12.  DISTRIBUTIONS.

     (a) The Members shall not be entitled to interest on their capital contributions to the LLC, or have the right to distributions or the return of any contribution to the capital of the LLC except for distributions in accordance with this SECTION 12 and upon dissolution of the LLC in accordance with SECTION 16 below ("DISSOLUTION"). The entitlement to any such return at such time shall be limited to the value of the capital account of the Members. To the fullest extent permitted by the Act, no member of the LLC shall be liable for the return of any such amounts. The LLC shall not make a distribution to any member of the LLC if such distribution would violate Sections 18-607 or 18-804 of the Act or other applicable law.

     (b) Prior to Dissolution, in accordance with SECTION 16 hereof, any portion of the assets of the LLC may be distributed, from time to time and at any time, to the Class A Member; PROVIDED, HOWEVER, that any such distributions made prior to Dissolution shall only be paid to the Class A Member in the form of cash; PROVIDED, FURTHER, that to the extent any cash distributions are made to the Class A Member before Dissolution that, in the aggregate, equal the sum of distributions to be made pursuant to subsections (i) and (ii) below, (x) the Class B Member shall have a right to a cash distribution equal to the amount set forth in subsection (iii) below to the extent of any such cash then held by the LLC, and (y) the Class A Member and the Class B Member shall have a right to a cash distribution equal to the amount set forth in subsection (iv) below to the extent of any such cash then held by the LLC.

          Upon Dissolution, a distribution will be made by the Manager as follows:

          (i) First, 100% to the Class A Member until the Class A Member shall have received an amount equal to 100% of its capital contributions (taking into account any prior distributions before Dissolution);

          (ii) Second, 100% to the Class A Member until the Class A Member shall have received a preferred return on its capital contributions equal to ten percent (10%) compounded annually from the date of contribution to the date of distribution (taking into account any prior distributions before Dissolution);

          (iii) Third, 100% to the Class B Member until the Class B Member has received an amount equal to eleven percent (11%) of the aggregate amount distributed to the Class A Member pursuant to clause (ii) above regardless of whether such distributions were made prior to or upon Dissolution; and

          (iv) Fourth, the remainder shall be distributed 90% to the Class A Member and 10% to the Class B Member.

          Distributions made pursuant to the dissolution of the LLC may be paid in cash or in kind or a combination thereof, as determined by the Manager, except that such distributions shall be made in shares of common stock of REDE, to the extent of the LLC's ownership thereof, at the request of the Class A Member. Any shares of common stock of REDE shall be valued at the last sale price on the valuation date during regular trading hours on the principal exchange or market on which such security its traded; PROVIDED, that if the shares of common stock of REDE are no longer traded their value shall be at their fair market value as reasonably determined by the Manager.

13. ASSIGNMENTS AND TRANSFERS OF INTERESTS. The Class B Member shall not sell, exchange, assign, gift, dispose of, pledge, hypothecate, encumber, bequeath, devise or otherwise transfer (each, a "TRANSFER") all or any portion of its membership interest in the LLC to any person or entity at any time without the prior written consent of the Class A Member. The Class A Member shall not have any restrictions of Transfer with respect to all or any portion of its membership interest in the LLC and shall be permitted to Transfer all or any portion of its membership interest in the LLC without restriction. Any purported Transfer in violation of this Agreement shall be void AB INITIO.

14. ADMISSION OF ADDITIONAL MEMBERS. One (1) or more additional member(s) may be admitted to the LLC only with the prior written unanimous consent of the Members; provided, additional members may be admitted without the prior written consent of the Class B Member with respect to any members admitted as a result of Transfers made by the Class A Member pursuant to Section 13 above.

15. LIABILITY OF MEMBER. The Members shall not have any liability for the obligations or liabilities of the LLC except to the extent provided in the Act. Nothing expressed in or implied by this Agreement shall be construed to confer upon or to give any persons, except the Members and the Manager, any rights or remedies under or by reason of this Agreement.

16.  DISSOLUTION.

     (a)  Subject to the occurrence of an event of dissolution pursuant to
          SECTION 16(B), the LLC shall have perpetual existence.

     (b) The LLC shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) from and after September 1, 2007, at the election of the Class A Member, (ii) the death, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the LLC, including the disposition of all of a Member's interest in the LLC, unless the business of the LLC is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     (c) Upon Dissolution, any amounts permitted to be distributed to the Members shall be distributed to the Members in accordance with the provisions of SECTION 12(B). As part of the winding up process, any amounts permitted to be distributed to the Members shall be distributed to the Members.

17. TAX MATTERS PARTNER. The Manager is hereby designated as the "tax matters partner" as such term is defined in Section 6231(a)(7) of the Code, and it shall serve as such at the LLC's expense with all powers granted to a tax matters partner under the Code. The Manager shall use commercially reasonable efforts to cause the LLC to send to each person who was a Member at any time during any fiscal year within 90 days following the end of such fiscal year a copy of Schedule K-1 to Internal Revenue Service Form 1065 (or any successor form), indicating such Member's share of the LLC's income, loss, gain, expense and other items relevant for the purposes of federal, state and local income taxes.

18. INDEMNIFICATION. To the fullest extent permitted by law, the LLC shall (a) indemnify any person or such person's heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives or assigns who was or is a party or is threatened to be made a party to, or testifies or otherwise participates in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a member, manager, director, officer, employee or agent of the LLC or is or was serving at the request of the LLC or its members as a member, manager, director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding and (b) advance expenses incurred by a member, manager, officer or director in defending such civil or criminal action, suit or proceeding to the fullest extent authorized or permitted by the laws of the State of Delaware.

19. SECTION 16(B) INDEMNIFICATION. The Class A Member agrees to indemnify and hold harmless the Class B Member and his affiliates, including without limitation the LLC, for any loss or expense that he or any of his affiliates incurs by reason of the LLC or the Class A Member or its affiliates engaging in transactions pursuant to which REDE, or a Person acting on behalf of REDE, is determined by a non-appealable order of a court of competent jurisdiction or by a final and binding settlement entered into by the Class A Member or its affiliates in connection with a third-party claim to be entitled to recover "short swing" profits under
     Section 16(b) of the Securities Exchange Act of 1934. The Class B Member agrees to indemnify and hold harmless the Class A Member and its affiliates, including without limitation the LLC, for any loss or expense that it or any of its affiliates incurs by reason of the Class B Member or any of its affiliates (other than the LLC) engaging in transactions pursuant to which REDE, or a Person acting on behalf of REDE, is determined by a non-appealable order of a court of competent jurisdiction or by a final and binding settlement entered into by the Class B Member or its affiliates in connection with a third-party claim to be entitled to recover "short swing" profits under Section 16(b) of the Securities Exchange Act of 1934. The Class A Member and the Class B Member each agree to promptly notify the other of each and every purchase and sale of shares of common stock of REDE by it and any of its affiliates (including, without limitation, the exercise and purchase and sale of, options and other derivative securities of REDE).

20. CUSTODY OF LLC ASSETS. All cash and securities owned by the LLC shall be deposited and held in a brokerage account in the name of the LLC at such brokerage firm as determined by the Manager.

21. COOPERATION REGARDING SEC FILINGS. Each Member will reasonably cooperate as and to the extent reasonably requested by the other Member, in connection with the filing of any reports, forms and other documents required to be filed by such Member and/or its affiliates with the Securities and Exchange Commission relating to such Member's beneficial ownership of the common stock of REDE or with respect to the transactions contemplated by this Agreement.

22. SECTION 13(D) OF THE SECURITIES EXCHANGE ACT OF 1934. If in connection with the acquisition of shares of common stock of REDE, the LLC becomes a member of a "group" within the meaning of that term in Section 13(d)(2) of the Securities Exchange Act of 1934 and Rule 13d-5 promulgated thereunder, then the LLC shall enter into an agreement with the other members in the group that provides that each member shall bear its pro rata share of the expenses incurred by the group in complying with its legal obligations, soliciting proxies to be voted at one or more meetings of the shareholders of REDE, defending or initiating litigation related to REDE, or in related matters, such pro rata share to be proportional to each member's beneficial ownership of shares of common stock of REDE.

23. AMENDMENTS. Any amendments to this Agreement may be made in the sole and absolute discretion of the Manager; PROVIDED, HOWEVER, that this Agreement shall not be amended to adversely affect the rights of the Member without obtaining the prior written consent of all of the Members, which consent shall not be unreasonably withheld.

24. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws. The Members intend the provisions of the Act to be controlling as to any matters not set forth in this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the date first written above.



                                    MEMBERS:


                   /s/ Scott Galloway
                   -----------------------------------------
                   Scott Galloway


                   ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.


                   By:  Anchorage Advisors, L.L.C., its advisor


                        By:  Anchorage Advisors Management, L.L.C.,
                             its managing member


                              By: /s/ Anthony Davis
                                  ----------------------------------------
                                  Name: Anthony Davis
                                  Title: Managing Member


                                    MANAGER:

                                   /s/ Anthony Davis
                                   --------------------------------
                                   Anthony Davis

                                                  ANNEX A

------------------------- ---------------------- ----------------------- ---------------------- ------------------------
MEMBER NAME               MAILING ADDRESS        CLASS A/CLASS B         INITIAL CONTRIBUTION   PERCENTAGE   INTEREST (%)
------------------------- ---------------------- ----------------------- ---------------------- ------------------------
Anchorage Capital         c/o Anchorage          Class A                 31,500 shares of       99.7%
Master Offshore, Ltd.     Advisors, L.L.C.                               common stock of
                          610 Broadway                                   REDE, which shares
                          6th Floor                                      have a fair market
                          New York, NY 10012                             value as of the date
                                                                         hereof of $321,300
------------------------- ---------------------- ----------------------- ---------------------- ------------------------
Scott Galloway                                   Class B                 $1,000                 0.3%
------------------------- ---------------------- ----------------------- ---------------------- ------------------------

